UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2009
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700
(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders.
     On January 26, 2009, Selectica, Inc. (the “Company”) executed Amendment To Amended and Restated Rights Agreement (the “Amendment”) to the Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent, dated as of January 2, 2009 (as amended, the “Rights Agreement”).
     The Amendment provides that, in effecting an exchange pursuant to Section 24 of the Rights Agreement (“Exchange”), the Company may enter into a trust agreement (the “Trust Agreement”) by which the Company transfers to the trust created by the Trust Agreement (the “Trust”) shares of Common Stock and other securities issued pursuant to the Exchange. The Trust would hold the shares of Common Stock and other securities for the benefit of stockholders entitled to receive them pursuant to the Exchange. Stockholders would receive shares from the Trust after complying with the relevant terms of the Trust Agreement.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 4.2 and incorporated herein by reference, and the full text of the Amended and Restated Rights Agreement, which was attached as Exhibit 4.2 to the Form 8-K filed by the Company on January 5, 2009 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibit.
Exhibits

Exhibit	Description

Exhibit 4.2	Amendment To Amended and Restated Rights Agreement to the Amended and Restated Rights Agreement dated as of January 26, 2009, between Selectica, Inc. and Computershare Trust Company, N.A. as Rights Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: January 28, 2009	By:	/s/ Richard Heaps
Richard Heaps
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 4.2	Amendment To Amended and Restated Rights Agreement to the Amended and Restated Rights Agreement dated as of January 26, 2009, between Selectica, Inc. and Computershare Trust Company, N.A. as Rights Agent.